UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 22, 2013

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2013, VistaGen Therapeutics, Inc. (the "Company"), certain subsidiaries of the Company, and Platinum Long Term Growth VII, LLC ("Platinum"), entered into an amendment ("Amendment") to the Note Exchange and Purchase Agreement, dated October 11, 2012 (the "Agreement"), by and between the Company and Platinum, and previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2012. Pursuant to the Amendment, the Company permitted Platinum to purchase the final $1.0 million senior secured promissory note under the Agreement in two tranches (each, an "Investment Note"), rather than in a single tranche completed on or before February 22, 2013. The Investment Note matures three years from the date of issuance (the "Maturity Date"). Subject to certain conditions set forth in the Investment Note, upon the Maturity Date, all principal and accrued interest under the Investment Note is payable through the issuance to Platinum of restricted shares of the Company's common stock.

On February 22, 2013, Platinum purchased an Investment Note in the principal amount of $250,000. Unless the parties agree otherwise, Platinum is required to purchase the final Investment Note under the Agreement, in the principal amount of $750,000, on or before March 12, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2013, as contemplated under the terms of the Amendment, the Company sold and issued an Investment Note to Platinum in the principal amount of $250,000, and a warrant to purchase 250,000 shares of the Company's common stock at a price of $1.50 per share, exercisable over a five-year term (the "Investment Warrant").

Item 3.02 Unregistered Sales of Equity Securities.

The Investment Note and the Investment Warrant were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Platinum represented that it was an "accredited investor" as defined in Regulation D. The proceeds from the sale of the Investment Note and the proceeds received upon exercise of the Investment Warrants are expected to be used for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The foregoing descriptions of Amendment, Investment Note and Investment Warrant do not purport to be complete, and are qualified in their entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and the full text of the Investment Note and Investment Warrant, forms of which are attached as Exhibit 10.2 and 10.3, respectively to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October, 16, 2012, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   February 28, 2013
By:	/s/ Shawn K. Singh

Name: Shawn K. Singh
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment to Note Exchange and Purchase Agreement, dated February 22, 2013